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                                                                      EXHIBIT 12


                      Ratio of Earnings to Fixed Charges
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                         (In thousands except ratios)
                                                                                 Six Months Ending
                                                                                     30-June-01
                                                                                     ----------
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Earnings available for fixed charges:
   Earnings (loss) before income taxes                                                $ 33,580
   Less: Equity earnings of minority-owned companies                                     3,225
   Add:  Dividends received from investees under the equity method                           0
   Add:  Minority interest expense in majority-owned subsidiaries                          143
   Add:  Fixed charges before capitalized interest                                      45,234
   Add:  Amortization of capitalized interest                                            3,872
                                                                                      --------
      Total earnings available for fixed charges                                      $ 86,054
                                                                                      ========

Fixed charges:
   Interest expense                                                                   $ 36,300
   Interest portion of rental expense                                                    8,826
   Amortization of discount related to indebtedness                                        108
                                                                                      --------
   Total fixed charges before capitalized interest                                      45,324
   Capitalized interest                                                                  1,200
                                                                                      --------
      Total fixed charges                                                             $ 46,434
                                                                                      ========
Ratio of earnings to fixed charges                                                        1.85
                                                                                      ========
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